BATTLE FOWLER
                        A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                          280 PARK AVENUE
                                       NEW YORK, N.Y. 10017
                                          (212) 856-7000
                                           CABLE ADDRESS
                                           "COUNSELLOR"
                                             --------

                                           TELEX 127053
                                             --------

                                             FACSIMILE
                                          (212) 986-5135

                                    WRITER'S DIRECT DIAL NUMBER


                                         October 15, 1987


Bear, Stearns & Co. Inc.
55 Water Street
New York, New York 10041

          Re:  Municipal Securities Trusts
               47th Discount Series
               Series 34 and 48th Discount Series
               49th Discount Series
               Series 35 and 50th Discount Series

Dear Sirs:

     You have asked for our opinion on the status, for purposes of federal income tax, New York State franchise tax and New York City general corporation tax, of Municipal Securities Trust, 47th Discount Series, Municipal Securities Trust, Series 34 and 48th Discount Series, Municipal Securities Trust, 49th Discount Series, and Municipal Securities Trust, Series 35 and 50th Discount Series (collectively referred to as the "Trusts"), trusts created under the laws of the State of New York pursuant to Reference Trust Agreements (the "Agreements") dated July 24, 1986, August 14, 1986, September 11, 1986, and October 15, 1986, respectively, among Bear, Stearns & Co. Inc., United States Trust Company of New York (the "Trustee") and Standard & Poor's Corporation.

     In rendering this opinion, we have examined the Agreements, the proposed form of final Prospectus relating to each Trust dated October 15, 1987 (the "Prospectus") and the documents referred to therein, among others, and we have relied on the validity of said documents and the accuracy and completeness of the facts set forth therein. We have assumed that each Trust has been and will continue to be operated in accordance with its governing instrument.

     You have represented that all bonds acquired by the Trusts pursuant to the contracts of purchase described in the Prospectus (the "Bonds") were accompanied by copies of opinions

C/M:  11939.0001 407919.1

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                              BATTLE FOWLER                              PAGE 2


of bond counsel to the issuing Governmental authorities, given at the time of original delivery of the Bonds, to the effect that the interest thereon is exempt from regular federal income tax, but we have not made any review of the proceedings relating to the issuance of the Bonds or the bases for such opinions. You have represented that none of the Bonds in the Trust are subject to the federal individual alternative minimum tax under the Tax Reform Act of 1986.

     Based on the foregoing, it is our opinion that, under existing law:

          The Trusts are not associations taxable as corporations for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and income received by each Trust that consists of interest excludable from gross income under the Code will be excludable from the federal gross income of the Certificateholders (as defined in the Prospectus) of such Trust.

          Each Certificateholder of a Trust will be considered the owner of a pro rata portion of such Trust under Section 676(a) of the Code. Thus, each Certificateholder of a Trust will be considered to have received his pro rata share of Bond interest when it is received by such Trust, and the entire net income distributable to Certificateholders that is exempt from federal income tax when received by the Trust will constitute tax-exempt income when received by the Certificateholders.

          Gain (other than any earned original issue discount) realized on sale or redemption of the Bonds or on sale of a Unit is, however, includible in gross income for federal income tax purposes, generally as capital gain. (It should be noted in this connection that such gain does not include any amounts received in respect of accrued interest.) Such gain may be long or short-term depending on the facts and circumstances. A capital asset acquired before January 1, 1988 must be held for more than six months to qualify for long-term capital gain treatment. The maximum federal tax rate on long-term capital gains in 1987 is 28 percent for taxpayers other than corporations and 34 percent for corporations. In 1988 and thereafter, long-term capital gains are scheduled to be taxed at the same rates applicable to ordinary income. Thus, Certificateholders who realize gain on a sale or redemption of Bonds or on a sale of a Unit may incur greater federal income tax liability in 1987 and thereafter than if such sale or redemption occurred prior to 1987.

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



                              BATTLE FOWLER                              PAGE 3


          Each Certificateholder of a Trust will realize taxable gain or loss when such Trust disposes of a Bond (whether by sale, exchange, redemption or payment at maturity), as if the Certificateholder had directly disposed of his pro rata share of such Bond. The gain or loss is measured by the difference between (i) the tax cost of such pro rata share and (ii) the amount received therefor. For this purpose, a Certificateholder's tax cost for each Bond is determined by allocating the total tax cost of each Unit among all of the Bonds held in the Trust (in accordance with the portion of such Trust comprised by each Bond). In order to determine the amount of taxable gain or loss, the Certificateholder's amount received is similarly allocated at that time. The Certificateholder may exclude from the amount received any amounts that represent accrued interest or the earned portion of any original issue discount but may not exclude amounts attributable to market discount. Thus, when a Bond is disposed of by a Trust at a gain, taxable gain will equal the difference between (i) the amount received and
     (ii) the amount paid plus any original issue discount (limited, in the case of Bonds issued after June 8, 1980, to the portion earned from the date of acquisition to the date of disposition). No deduction is allowed for the amortization of bond premium on tax-exempt bonds such as the Bonds in computing regular federal income tax.

          Discount generally accrues based on the principle of compounding of accrued interest, not on a straight-line or ratable method, with the result that the amount of earned original issue discount is less in the earlier years and more in the later years of a bond term. The tax basis of a discount bond is increased by the amount of accrued, tax-exempt original issue discount thus determined. This method of calculation will produce higher capital gains (or lower losses) to a Certificateholder, as compared to the results produced by the straight-line method of accounting for original issue discount, upon an early disposition of a Bond by a Trust or of a Unit by a Certificateholder.

          A Certificateholder of a Trust may also realize taxable gain or loss when a Unit of such Trust is sold or redeemed. The amount received is allocated among all the Bonds in such Trust in the same manner as when the Trust disposes of Bonds and the Certificateholder may exclude accrued interest and the earned portion of any original issue discount (but not amounts attributable to market discount). The return of a Certificateholder's tax cost is otherwise a tax-free return of capital.

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



                              BATTLE FOWLER                              PAGE 4


          A portion of social security benefits is includible in gross income for taxpayers whose "modified adjusted gross income" combined with 50% of their benefits exceeds a base amount. The base amount is $25,000 for an individual, $32,000 for a married couple filing a joint return and zero for married persons filing separate returns. Interest on tax-exempt bonds is to be added to adjusted gross income for purposes of computing the amount of benefits that are includible in gross income and determining whether an individual's income exceeds the base amount above which a portion of the benefits would be subject to tax.

          Effective for taxable years beginning in 1987-89, corporate Certificateholders are required to include as an item of tax preference for purposes of the federal corporate alternative minimum tax 50 percent of the amount by which the adjusted net book income (which will include tax-exempt interest) of the corporation exceeds the alternative minimum taxable income (determined without this tax preference item). A similar provision based on adjusted earnings and profits (but with a 75% inclusion rate) will apply for taxable years beginning after 1989. Further, interest on the Bonds is includible in a 0.12% additional corporate minimum tax imposed by the Superfund Amendments and Reauthorization Act of 1986. In addition, in certain cases, Subchapter S corporations with accumulated earnings and profits from Subchapter C years will be subject to a minimum tax on excess "passive investment income" which includes tax-exempt interest.

          The Trusts are not subject to the New York State Franchise Tax on Business Corporations or the New York City General Corporation Tax. For a Certificateholder of a Trust who is a New York resident, however, a pro rata portion of all or part of the income of such Trust, including the earned portion of original issue discount, will be treated as the income of the Certificateholder under the personal income tax laws of the State and City of New York. Similar treatment may apply in other states.

     The exemption of interest on municipal obligations for federal income tax purposes does not necessarily result in exemption under the income tax laws of any state or political subdivision. In general, municipal bond interest exempt from federal income tax is taxable income to residents of the State or City of New York under the tax laws of those jurisdictions unless the bonds are issued by the State of New York or one of its political subdivisions or by the Commonwealth of Puerto Rico

C/M:  11939.0001 407919.1

                              BATTLE FOWLER                              PAGE 5


or one of its political subdivisions. For corporations doing business in New York State, interest earned on state and municipal obligations that are exempt from federal income tax, including obligations of New York State, its political subdivisions and instrumentalities, must be included in calculating New York State entire net income for purposes of calculating New York State franchise (income) tax. The laws of the several states and local taxing authorities vary with respect to the taxation of such obligations and each Certificateholder is advised to consult his own tax advisor as to tax consequences of his Certificates under state and local tax laws.

     In the case of certain of the Bonds that are "industrial revenue bonds" ("IRBs"), you have informed us that the opinions of bond counsel to the respective issuing authorities indicate that interest on such Bonds is exempt from regular federal income tax. Interest on such Bonds will not be exempt from federal income tax, however, for any period during which such Bonds are held by a "substantial user" of the facilities financed by the proceeds of such Bonds or by a "related person" thereof within the meaning of the Code. Therefore, interest on any such Bonds allocable to a Certificateholder who is such a "substantial user" or "related person" thereof will not be tax-exempt. Furthermore, in the case of Bonds that qualify for the "small issue" exemption, the "small issue" exemption will not be available or will be lost if, at any time during the three-year period beginning on the later of the date the facilities are placed in service or the date of issue, all outstanding tax-exempt IRBs, together with a proportionate share of any present issue, of an owner or principal user (or related person) of the facilities exceeds $40,000,000. In the case of IRBs issued under the $10,000,000 "small issue" exemption, interest on such Bonds will become taxable if the face amount of the Bonds plus certain capital expenditures exceeds $10,000,000.

     In addition, a Bond can lose its tax-exempt status as a result of other subsequent but unforeseeable events, such as prohibited "arbitrage" activities by the issuer of the Bond. We have made no investigation as to the current or future owners or users of the facilities financed by the Bonds, the amount of such persons' outstanding tax-exempt IRBs, or the facilities themselves, and no assurance can be given that future events will not affect the tax-exempt status of the Bonds. In rendering this opinion we have relied upon your representation noted above concerning the opinions of bond counsel relating to any Bonds that are IRBs.

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



                              BATTLE FOWLER                              PAGE 6


     Interest on indebtedness incurred or continued to purchase or carry the Units is not deductible for federal income tax purposes. In addition, under rules used by the Internal Revenue Service for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of Units may be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of Units. Also, in the case of certain financial institutions that acquire Units, no deduction is allowed for interest expense allocable to the Units.

     The Tax Reform Act of 1986 (the "Act") results in many important changes to the federal income tax system, including a reduction in marginal tax rates, the elimination of preferential treatment for capital gains after 1987 and the elimination or reduction of many exclusions and deductions. Included in the Act are provisions relating to tax-exempt bonds that: a) require tax-exempt interest on certain bonds to be included as an item of tax preference for purposes of the individual alternative minimum tax; b) provide for a new volume cap in lieu of the prior-law private activity bond and qualified mortgage bond volume caps; c) place restrictions on arbitrage and advance refundings; d) require that tax-exempt interest be shown on tax returns for taxable years beginning after 1986; e) disallow 100% of deductions for interest expense allocable to tax-exempt obligations acquired by financial institutions; and f) make certain technical modifications. The enactment of the Act may affect the character of the income that the Certificateholder receives. The Act significantly lowers individual and corporate income tax rates. In general, a lower overall rate of income taxation could make tax-exempt bonds less attractive to investors and could decrease the value of tax-exempt Bonds held by the Trusts.

     From time to time proposals have been introduced before Congress to restrict or eliminate the federal income tax exemption for interest on debt obligations similar to the Bonds in the Trusts, and it can be expected that similar proposals may be introduced in the future. We cannot predict what legislation in respect of the tax status of interest on such debt obligations may be proposed by the Federal executive branch or by members of Congress, nor can we predict which proposals, if any, might be enacted or whether any legislation, if enacted, would apply to the Bonds in the Trusts.

     The opinions of bond counsel or special tax counsel to the issuing governmental authorities to the effect that interest on the Bonds is exempt from regular federal income tax may be

C/M:  11939.0001 407919.1

                              BATTLE FOWLER                              PAGE 7


limited to law existing at the time the Bonds were issued, and may not apply to the extent future changes in law, regulations or interpretations affect such Bonds. Investors are advised to consult their own tax advisors for advice with respect to the effect of any legislative changes.

     The material set forth under the section entitled "Tax Status" in the Prospectus is a fair summary of our opinion.

     We hereby consent to the filing of this opinion regarding the Tax Status of the Trusts as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions."

                                         Very truly yours,


C/M:  11939.0001 407919.1

                                           BATTLE FOWLER
                        A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                          280 PARK AVENUE
                                       NEW YORK, N.Y. 10017
                                          (212) 856-7000
                                           CABLE ADDRESS
                                           "COUNSELLOR"
                                             --------

                                           TELEX 127053
                                             --------

                                             FACSIMILE
                                          (212) 986-5135

                                    WRITER'S DIRECT DIAL NUMBER




                                                 October 31, 1989


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

         Re:  Municipal Securities Trusts,
              Series 38 and 66th Discount Series
              Series 39 and 67th Discount Series and
              Series 40 and 68th Discount Series

Dear Sirs:

     You have asked for our opinion on the status, for purposes of federal income tax, New York State franchise tax and New York City general corporation tax, of Municipal Securities Trust, Series 38 and 66th Discount Series, Municipal Securities Trust, Series 39 and 67th Discount Series, and Municipal Securities Trust, Series 40 and 68th Discount Series (collectively referred to as the "Trusts"), trusts created under the laws of the State of New York pursuant to Reference Trust Agreements (the "Agreements") dated July 21, 1988, October 13, 1988 and December 15, 1988, respectively, among Bear, Stearns & Co. Inc., United States Trust Company of New York (the "Trustee") and Standard & Poor's Corporation.

     In rendering this opinion, we have examined the Agreements, the proposed form of final Prospectus relating to each Trust dated October 31, 1989 (the "Prospectus") and the documents referred to therein, among others, and we have relied on the validity of said documents and the accuracy and completeness of the facts set forth therein. We have assumed that each Trust has been and will continue to be operated in accordance with its governing instrument.

C/M:  11939.0001 407919.1

                              BATTLE FOWLER                              PAGE 2


     You have represented that all bonds acquired by the Trusts pursuant to the contracts of purchase described in the Prospectus (the "Bonds") were accompanied by copies of opinions of bond counsel to the issuing governmental authorities, given at the time of original delivery of the Bonds, to the effect that the interest thereon is currently exempt from regular federal income tax, but we have not made any review of the proceedings relating to the issuance of the Bonds or the bases for such opinions and express no opinion as to them, and neither the Trustee nor the Sponsor has made an independent examination or verification that the federal income tax status of the Bonds has not been altered since the time of the original delivery of those opinions. You have represented that none of the Bonds in the Trust are subject to the federal individual alternative minimum tax under the Tax Reform Act of 1986.

     Based on the foregoing, it is our opinion that, under existing law:

          The Trusts are not associations taxable as corporations for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and income received by each Trust that consists of interest excludable from gross income under the Code will be excludable from the federal gross income of the Certificateholders (as defined in the Prospectus) of such Trust.

          Each Certificateholder of a Trust will be considered the owner of a pro rata portion of such Trust under Section 676(a) of the Code. Thus, each Certificateholder of a Trust will be considered to have received his pro rata share of Bond interest when it is received by such Trust, and the net income distributable to Certificateholders that is exempt from federal income tax when received by that Trust will constitute tax-exempt income when received by the Certificateholders.

          Gain (other than any earned original issue discount) realized on sale or redemption of the Bonds or on sale of a Unit is, however, includable in gross income for federal income tax purposes, generally as capital gain. (It should be noted in this connection that such gain does not include any amounts received in respect of accrued interest.) Such gain may be long or short-term depending on the facts and circumstances. Capital losses are deductible to the extent of capital gains; in addition, up to $3,000 of capital losses of non-corporate Certificateholders may be deducted against ordinary income. A capital asset acquired on or

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



                              BATTLE FOWLER                              PAGE 3


     after January 1, 1988 must be held for more than one year to qualify for long-term capital gain treatment. Long-term capital gains are taxed at the same rates applicable to ordinary income.

          Each Certificateholder of a Trust will realize taxable gain or loss when such Trust disposes of a Bond (whether by sale, exchange, redemption or payment at maturity), as if the Certificateholder had directly disposed of his pro rata share of such Bond. The gain or loss is measured by the difference between (i) the tax cost of such pro rata share and (ii) the amount received therefor. For this purpose, a Certificateholder's tax cost for each Bond is determined by allocating the total tax cost of each Unit among all of the Bonds held in the Trust (in accordance with the portion of such Trust comprised by each Bond). In order to determine the amount of taxable gain or loss, the Certificateholder's amount received is similarly allocated at that time. The Certificateholder may exclude from the amount received any amounts that represent accrued interest or the earned portion of any original issue discount but may not exclude amounts attributable to market discount. Thus, when a Bond is disposed of by a Trust at a gain, taxable gain will equal the difference between (i) the amount received and
     (ii) the amount paid plus any original issue discount (limited, in the case of Bonds issued after June 8, 1980, to the portion earned from the date of acquisition to the date of disposition). No deduction is allowed for the amortization of bond premium on tax-exempt bonds such as the Bonds in computing regular federal income tax.

          Discount generally accrues based on the principle of compounding of accrued interest, not on a straight-line or ratable method, with the result that the amount of earned original issue discount is less in the earlier years and more in the later years of a bond term. The tax basis of a discount bond is increased by the amount of accrued, tax-exempt original issue discount thus determined. This method of calculation will produce higher capital gains (or lower losses) to a Certificateholder, as compared to the results produced by the straight-line method of accounting for original issue discount, upon an early disposition of a Bond by a Trust or of a Unit by a Certificateholder.

          A Certificateholder of a Trust may also realize taxable gain or loss when a Unit of such Trust is sold or redeemed. The amount received is allocated among all the Bonds in such Trust in the same manner as when the Trust disposes of Bonds

C/M:  11939.0001 407919.1

                              BATTLE FOWLER                              PAGE 4


     and the Certificateholder may exclude accrued interest and the earned portion of any original issue discount (but not amounts attributable to market discount). The return of a Certificateholder's tax cost is otherwise a tax-free return of capital.

          A portion of social security benefits is includable in gross income for taxpayers whose "modified adjusted gross income" combined with 50% of their benefits exceeds a base amount. The base amount is $25,000 for an individual, $32,000 for a married couple filing a joint return and zero for married persons filing separate returns. Interest on tax-exempt bonds is to be added to adjusted gross income for purposes of computing the amount of benefits that are includable in gross income and determining whether an individual's income exceeds the base amount above which a portion of the benefits would be subject to tax.

          Effective for taxable years beginning in 1987-89, corporate Certificateholders are required to include as an item of tax preference for purposes of the federal corporate alternative minimum tax 50 percent of the amount by which the adjusted net book income (which will include tax-exempt interest) of the corporation exceeds the alternative minimum taxable income (determined without this tax preference item). A similar provision based on adjusted earnings and profits (but with a 75% inclusion rate) will apply for taxable years beginning after 1989. Further, interest on the Bonds is includable in a 0.12% additional corporate minimum tax imposed by the Superfund Amendments and Reauthorization Act of 1986 for taxable years beginning after December 31, 1986 and before January 1, 1992. In addition, in certain cases, Subchapter S corporations with accumulated earnings and profits from Subchapter C years will be subject to a minimum tax on excess "passive investment income" which includes tax-exempt interest.

          The Trusts are not subject to the New York State Franchise Tax on Business Corporations or the New York City General Corporation Tax. For a Certificateholder of a Trust who is a New York resident, however, a pro rata portion of all or part of the income of such Trust, including the earned portion of original issue discount, will be treated as the income of the Certificateholder under the personal income tax laws of the State and City of New York. Similar treatment may apply in other states.

C/M:  11939.0001 407919.1

                              BATTLE FOWLER                              PAGE 5


     The exemption of interest on municipal obligations for federal income tax purposes does not necessarily result in exemption under the income tax laws of any state or political subdivision. In general, municipal bond interest exempt from federal income tax is taxable income to residents of the State or City of New York under the tax laws of those jurisdictions unless the bonds are issued by the State of New York or one of its political subdivisions or by the Commonwealth of Puerto Rico or one of its political subdivisions. For corporations doing business in New York State, interest earned on state and municipal obligations that are exempt from federal income tax, including obligations of New York State, its political subdivisions and instrumentalities, must be included in calculating New York State entire net income for purposes of calculating New York State franchise (income) tax. The laws of the several states and local taxing authorities vary with respect to the taxation of such obligations and each Certificateholder is advised to consult his own tax advisor as to the tax consequences of his Certificates under state and local tax laws.

     In the case of certain of the Bonds that are "industrial revenue bonds" ("IRBs"), you have informed us that the opinions of bond counsel to the respective issuing authorities indicate that interest on such Bonds is exempt from regular federal income tax. Interest on such Bonds will not be exempt from federal income tax, however, for any period during which such Bonds are held by a "substantial user" of the facilities financed by the proceeds of such Bonds or by a "related person" thereof within the meaning of the Code. Therefore, interest on any such Bonds allocable to a Certificateholder who is such a "substantial user" or "related person" thereof will not be tax-exempt. Furthermore, in the case of Bonds that qualify for the "small issue" exemption, the "small issue" exemption will not be available or will be lost if, at any time during the three-year period beginning on the later of the date the facilities are placed in service or the date of issue, all outstanding tax-exempt IRBs, together with a proportionate share of any present issue, of an owner or principal user (or related person) of the facilities exceeds $40,000,000. In the case of IRBs issued under the $10,000,000 "small issue" exemption, interest on such IRBs will become taxable if the face amount of the IRBs plus certain capital expenditures exceeds $10,000,000.

     In addition, a Bond can lose its tax-exempt status as a result of other subsequent but unforeseeable events, such as prohibited "arbitrage" activities by the issuer of the Bond or the failure of the Bond to continue to satisfy the conditions necessary for the interest thereon to be exempt from regular federal income tax. We have made no investigation as to the

C/M:  11939.0001 407919.1

                              BATTLE FOWLER                              PAGE 6


current or future owners or users of the facilities financed by the Bonds, the amount of such persons' outstanding tax-exempt IRBs, or the facilities themselves, and no assurance can be given that future events will not affect the tax-exempt status of the Bonds. In rendering this opinion we have relied upon your representation noted above concerning the opinions of bond counsel relating to any Bonds that are IRBs.

     Interest on indebtedness incurred or continued to purchase or carry the Units is not deductible for federal income tax purposes. In addition, under rules used by the Internal Revenue Service for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of Units may be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of Units. Also, in the case of certain financial institutions that acquire Units, in general no deduction is allowed for interest expense allocable to the Units.

     The Tax Reform Act of 1986 (the "Act") resulted in many important changes to the federal income tax system, including a reduction in marginal tax rates, the elimination of preferential treatment for capital gains after 1987 and the elimination or reduction of many exclusions and deductions. Included in the Act are provisions relating to tax-exempt bonds that: (a) require tax-exempt interest on certain bonds to be included as an item of tax preference for purposes of the individual alternative minimum tax; (b) provide for a new volume cap in lieu of the prior-law private activity bond and qualified mortgage bond volume caps; (c) place restrictions on arbitrage and advance refundings; (d) require that tax-exempt interest be shown on tax returns for taxable years beginning after 1986; (e) disallow 100% of deductions for interest expense allocable to tax-exempt obligations acquired by financial institutions; and (f) make certain technical modifications. The enactment of the Act may affect the character of the income that the Certificateholder receives. The Act significantly lowered individual and corporate income tax rates. In general, a lower overall rate of income taxation could make tax-exempt bonds less attractive to investors and could decrease the value of tax-exempt Bonds held by the Trusts.

     From time to time proposals have been introduced before Congress to restrict or eliminate the federal income tax exemption for interest on debt obligations similar to the Bonds in the Trusts, and it can be expected that similar proposals may be introduced in the future. The 1987 budget reconciliation legislation proposed a provision that would have required

C/M:  11939.0001 407919.1

                              BATTLE FOWLER                              PAGE 7


market discount on tax-exempt bonds to be included in income throughout the term of the bonds. Although this provision was deleted from the Revenue Act of 1987, it or a similar proposal could be re-introduced and enacted in the future.

     H.R. 3299, approved by the House Ways & Means Committee, and introduced in the House on September 20, 1989, contains a proposal to reduce the capital gains tax rate for sales and exchange of most capital assets occurring on or after September 14, 1989 and on or before December 31, 1991. Such reduction would generally result in a maximum regular income tax rate of 19.6% on net capital gains during such period. H.R. 3299 also provides for an inflation adjustment to the basis of certain assets (which includes real property used in a trade or business) for purposes of determining gain (but not loss) on sale or other disposition. This provision would apply only to assets held by taxpayers other than corporations that are acquired after December 31, 1991 and held for more than one year. On October 4, 1989, the Senate Finance Committee approved a bill that did not include the preferential capital gains provisions of H.R. 3299. Under the Senate Finance Committee bill, capital gains and ordinary income would continue to be taxed at the same rate. The recent proposal to alter the calculation of the federal corporate alternative minimum tax by including the entire amount of tax-exempt interest income was not included in either H.R. 3299 or the Senate Finance Committee bill. We cannot predict what legislation in respect of (i) the tax status of interest on such debt obligations, (ii) the preference for capital gains, or (iii) the determination of the alternative minimum tax may be proposed by the Federal executive branch or by members of Congress, nor can we predict which proposals, if any, might be enacted or whether any legislation, if enacted, would apply to the Bonds in the Trusts.

     In a recent decision (South Carolina v. Baker), the U.S. Supreme Court held that the federal government may constitutionally require states to register bonds they issue and subject the interest on such bonds to federal income tax if not registered, and that there is no constitutional prohibition against the federal government's taxing the interest earned on state or other municipal bonds.

     The Supreme Court decision affirms the authority of the federal government to regulate and control bonds such as the Bonds in the Trust and to tax interest on such bonds in the future. The decision does not, however, affect the current exemption from taxation of the interest earned on the Bonds in the Trust in accordance with Section 103 of the Code.

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


                              BATTLE FOWLER                              PAGE 8


     The opinions of bond counsel or special tax counsel to the issuing governmental authorities to the effect that interest on the Bonds is exempt from regular federal income tax may be limited to law existing at the time the Bonds were issued, and may not apply to the extent future changes in law, regulations or interpretations affect such Bonds. Investors are advised to consult their own tax advisors for advice with respect to the effect of any legislative changes.

     The material set forth under the section entitled "Tax Status" in the Prospectus is a fair summary of our opinion.

     We hereby consent to the filing of this opinion regarding the Tax Status of the Trusts as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions."

                                            Very truly yours,



C/M:  11939.0001 407919.1